Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Mohawk Industries Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-52070, No. 33-52544, No. 33-67282, No. 33-87998, No. 333-23577 No. 333-74806 and 333-91908) of Mohawk Industries, Inc. of our report dated December 21, 2005, relating to the consolidated financial statements of Unilin Holding NV and subsidiaries as of December 30, 2004 and October 30, 2005, which appears in this Form 8-K/A.

BDO Atrio Bedrijfsrevisoren Burg CVBA

Represented by

/s/ Veerle Catry	/s/ Lieven Van Brussel
Veerle Catry	Lieven Van Brussel

Merelbeke, Belgium

January 6, 2006